INTRODUCTION

"Quality and Integrity" has been part of United States Antimony Corporation's (hereinafter called the Company) since inception. Truthfulness, honesty, fairness, to each other, our Company, and to our investors, customers and suppliers are the ethical standards by which we live and work. Each person who is an officer or director of the Company is a Company "associate" and has a responsibility to deal ethically in all aspects of the Company's business and to comply fully with all laws, regulations, and Company policies. Anyone who is employed by the Company is expected to assume the responsibility for applying these standards of ethical conduct. When in doubt any future employees will have the responsibility to seek clarification from the appropriate Company representative. (See Disclosure, Guidance and Approvals, below).

Each director, officer and employee of the Company is required to comply with this Code of Ethics.

CONFLICTS  OF  INTEREST

A CONFLICT OF INTEREST EXISTS WHEN AN INDIVIDUAL'S PRIVATE INTEREST CONFLICTS WITH THE INTERESTS OF THE COMPANY. WHEN AN INDIVIDUAL'S LOYALTY TO THE COMPANY AND CONDUCT OF RESPONSIBILITIES AND DUTIES TOWARDS THE COMPANY IS PREJUDICED BY ACTUAL OR POTENTIAL BENEFIT FROM ANOTHER SOURCE A CONFLICT OF INTEREST EXISTS.

We are confident of the individual loyalty and honesty of our associates. Good relations with customers and suppliers and the integrity of our associates are critical sources of goodwill and absolutely necessary to our success. Associates should never be in a position where their personal interests or third parties inappropriately influence their judgment on Company matters.

No associate should be subject, or even reasonably appear to be subject, to influences, interests or relationships that conflict with the best interests of the Company. This means avoiding any activity that might compromise or seem to compromise the integrity of the Company or the associate. All associates shall avoid conflicts of interests in connection with the conduct of the Company's business except as expressly permitted by this Code.

Common  Sources  of  Conflicts.
-------------------------------

Although it is impossible to prepare a list of all potential conflict of interest situations, conflicts of interest generally arise in four situations:

-INTEREST OF ASSOCIATE - When an associate, a member of the associate's family or a trust in which the associate is involved, has a significant direct or indirect financial interest in, or obligation to, an actual or potential competitor, supplier, lender, service provider or customer of the Company;

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                                                                  Code of Ethics
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-INTEREST  OF  RELATIVE  - When an associate conducts business on behalf of the Company with a supplier or customer of which a relative by blood or marriage is a principal, partner, shareholder, officer, employee or representative;

-GIFTS - When an associate, a member of the employee's household, a trust in which the employee is involved, or any other person or entity designated by the employee, accepts gifts, credits, payments, services or anything else of more than token or nominal value from an actual or potential competitor, supplier or customer; and

-MISUSE OF INFORMATION - When employee misuses information obtained in the course of employment.


Specific  Examples.
-------------------

While it is not possible to describe every situation, it is useful to consider a few examples in which clear conflicts of interest are present so that ground rules can be established:

-POSITION OF INFLUENCE - If an associate or a member of that associate's family has a significant financial or other beneficial interest in an actual or potential supplier or customer, the associate may not, without full disclosure and specific written clearance by appropriate Company representatives, influence decisions with respect to business with such supplier or customer. Such positions include situations where associates draw specifications for suppliers' raw materials, products or services; recommend, evaluate, test or approve such raw materials, products or services; or participate in the selection of, or negotiating arrangements with, suppliers.

-OTHER POSITIONS - It is expressly acceptable for individuals of this Company to serve as officers and directors of other companies at their discretion.


Advance  Disclosure.
--------------------


Because conflicts of interest have the potential of serious abuse, all conflict of interest circumstances affecting any associate should be disclosed to the appropriate Company representative. While transactions affected by a conflict of interest must generally be avoided, there may be times when such transactions are nevertheless fair and appropriate and in the Company's best interest. An associate who believes a potential transaction that may be affected by a conflict of interest should nevertheless be pursued, must disclose all material terms of the proposed matter to the appropriate Company representative in advance. No such transaction may be pursued, however, unless it is approved in advance by the appropriate, duly authorized and disinterested officers of the Company, the board of directors or an appropriate committee thereof.

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                                                                  Code of Ethics
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LAWFUL  CONDUCT

All associates shall carry on the business of the Company in compliance with all applicable laws. Without limiting this obligation, the following conduct is prohibited:

-Employee theft, fraud, embezzlement, misappropriation, or any form of wrongful conversion of property belonging to the Corporation or another employee.

-Any act of fraud, deception or intentional misrepresentation against or involving the Corporation, a customer, a supplier or any other party.

-Any act of bribery, including a promise, offer or gift of money or anything of value made or offered by an employee to:

1.     A  government  official  or  someone  acting  for  the  government;  or

2. A person employed by, or acting on behalf of, a customer, supplier or other organization with which the Corporation does business or has prospective business, (except in the case of certain permitted gifts described below).

-The destruction or alteration of Corporation records in order to falsify, conceal or misrepresent information for any purpose including any motivation to:

1. Avoid criticism for errors of judgment or to conceal failure to follow a supervisor's instructions;

2. Show a performance record better than, or different from, performance actually achieved; or

3. Misrepresent the employee's performance, activities, or other transactions, or those of another employee.


-Political contributions of money, services, or other property of the Corporation that are in violation of the law when the contributions are made.

-Violations of securities laws rules or regulations, including concealment of information required to be disclosed in filings the Corporation makes with the Securities and Exchange Commission.


GIFTS

Associates and their families generally shall not solicit or accept gifts, fees, bequests, services or entertainment from customers, suppliers or prospective customers. A gift is regarded as any type of

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                                                                  Code of Ethics
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gratuity, favor, loan, legacy, fee,
compensation, or anything of monetary value. All such gifts are prohibited except:

-Business entertainment and other courtesies such as meals, sporting events, and the like, that involves no more than ordinary amenities, and can be properly reciprocated by the employee and charged as a business expense. Lavish or extravagant entertainment, such as weekend trips, etc., should not be accepted unless the recipient makes full reimbursement to the donor.

-Gifts received because of kinship, marriage, or social relationships and not because of any business relationship.

-Unsolicited advertising or promotional materials that are made widely available.

-Customer or supplier paid travel or lodging where the trip has a legitimate business purpose. An appropriate Company representative must approve any such trips in advance in writing.

-Fees or other compensation received from an organization in which membership or an official position is held, subject to prior written approval by an appropriate Company representative.

Associates who believe that acceptance of a permitted gift might make them feel obligated and therefore improperly influenced in the performance of their duties should not accept it, or turn it over to the Company. Associates who are unsure whether a gift is a violation of the law and the Code, should seek guidance from an appropriate Company representative.

Likewise, no associate of the Company or members of his or her family may extend a gift to any existing or prospective customer or supplier that will not meet these same criteria.

MISUSE  OF  INFORMATION

No information obtained as a result of employment or association with the Company may be used for personal profit or as the basis for a "tip" to others unless the Company has made such information generally available to the public. This is true whether or not direct injury to the Company appears to be involved. The requirement is not limited to transactions relating to the Company stock but also applies to securities of any other company and includes any situation in which information may be used as the basis for unfair bargaining with an outsider. The public disclosure of confidential data and trade secrets relating to our business can have a material adverse effect on the Company and is prohibited.

CORPORATE OPPORTUNITIES. A CORPORATE OPPORTUNITY IS AN OPPORTUNITY USEFUL TO THE COMPANY THAT IS DISCOVERED THROUGH THE USE OF COMPANY PROPERTY, OPPORTUNITY OR POSITION AS A THE COMPANY ASSOCIATE.


Associates are prohibited from taking corporate opportunities for themselves. When an associate uses corporate property, corporate information or corporate position for personal gain, he or she is taking a corporate opportunity. You must use corporate opportunities only for advancing the legitimate business interests of the Company.

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                                                                  Code of Ethics
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COMPLETE  TRUTHFUL  AND  FULL  DISCLOSURES  IN  PUBLIC  FILINGS

The Company's filings made under the Securities Exchange Act of 1934, such as quarterly and annual reports and proxy statements, are to contain all required disclosures. All such filings shall provide required information in a full, fair, accurate, timely, and understandable manner. The Company has procedures in place to achieve these goals with respect to securities reports and shareholder communications. Any employee who has concerns about the accuracy or adequacy of disclosures being made in these documents should feel free to contact the Chief Financial Officer. No employee shall engage in any conduct with the intent of impairing the Company's compliance with this provision.

ACCOUNTING  MATTERS

The Company's financial statements and books and records on which they are based must accurately reflect all corporate transactions. All receipts and disbursements of corporate funds shall be promptly and properly recorded on the Company's books, and the Company's records must disclose the nature and purpose of the transactions. The Company's investors, creditors and other decision makers rely on its records and have a right to information that is timely and accurate.

-All employees shall cooperate fully with the independent auditors of the Company and under no circumstances withhold any information from them.

-A director, officer or employee may not maintain the Company's accounting or other records, or cause them to be maintained, in such a way that they do not reflect the true nature of transactions, account balances or other matters with clarity and completeness.

-A director, officer or employee may not establish for any purpose an unauthorized, undisclosed, or unrecorded fund or asset account involving Company assets.

-A director, officer or employee may not allow transactions with a supplier, agent, or customer to be structured or recorded in a way not consistent with normal business practice or generally accepted accounting principles.

-No false, incomplete, misleading or artificial entries or records shall be made on the books or records of the Company or its subsidiaries for any reason. The shifting of charges or costs to inappropriate accounts is prohibited.

-No payment on behalf of the Company shall be made or approved with the understanding that it will or might be used for something other than the stated purposes.

-No undisclosed or unrecorded corporate funds shall be established for any purpose, nor shall the Company funds be placed in any personal or non-corporate account.

-"Slush funds" or similar off-book accounts, where there is no accounting for receipts or expenditures on corporate books, are prohibited.

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                                                                  Code of Ethics
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A system of internal accounting controls shall be maintained which is sufficient to  provide  reasonable  assurances  that  transactions:

-are  executed  in  accordance  with  management's  authorization,

-are recorded in a manner that permits preparation of the Company's financial statements in conformity with generally accepted accounting principles and applicable regulations, and

-are  recorded  so  as to maintain accountability for the Company's assets.

No officer or employee acting on behalf of the Company shall engage in any activity that circumvents or seeks to circumvent the Company's systems of internal controls.

DISCLOSURE,  GUIDANCE  AND  APPROVALS

This Code permits or requires associates in various situations to disclose certain facts to, and seek guidance or obtain approval from "appropriate Company representatives".

For  each  associate,  the  "appropriate  Company representative" is as follows:

-In the case of any non-officer employee, such employee's supervisor. If such employee has concerns regarding the supervisor's objectivity or independence with respect to the matter, the appropriate Company representative is the Chief Financial Officer.

-In the case of any officer or management employee (other than the CEO, President, CFO or Controller) the appropriate Company representative is the Chief Financial Officer. If such employee has concerns regarding the Chief Financial Officer's objectivity or independence with respect to the matter, the appropriate Company representative is the Chief Executive Officer or the President.

-In the case of the Chief Executive Officer, the President, the Chief Financial Officer or the Controller, and any director, the appropriate Company representative is the Chairman of the Audit Committee of the Board of Directors or, if the Chairman so determines, the full Audit Committee.



These are the persons associates should contact to seek guidance, to clarify issues and to obtain confirmation that a particular course of conduct or transaction is permissible or impermissible under this Code. The Audit Committee has adopted separate procedures for employees to report concerns they may have regarding financial reporting abuses, illegality or violations of this Code on a confidential basis. The Company Corporation Employee Reporting Procedure for Accounting and Auditing Concerns are circulated periodically and any employee may obtain a copy from the Chief Financial Officer.

CERTIFICATIONS

Employees may be required periodically to certify their understanding of and intent to comply or past compliance with this Code.

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Any  employee who violates this Code of Ethics is subject to possible suspension or other disciplinary action, including discharge. Any employee who assists in, or knowingly fails to report, a violation of this Code is also subject to suspension, discharge or other appropriate action. Any employee who suspects a violation of these policies (including any material transaction or relationship that gives rise to a conflict of interest which to the knowledge of such employee has not been disclosed to the appropriate persons) should inform the appropriate Company representatives by using the Company Corporation Employee
Reporting  Procedure  for  Accounting  and  Auditing  Concerns.

ADOPTED AND ACCEPTED BY THE BELOW SIGNED DIRECTORS OF UNITED STATES ANTIMONY CORPORATION.


Signed  this  23rd  day  of  March  2004.



/s/ John C. Lawrence
-----------------------------
John  C.  Lawrence


/s/ Robert A. Rice
-----------------------------
Robert  A.  Rice


/s/ Leo Jackson
-----------------------------
Leo  Jackson

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